Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Nebius Group N.V., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F of Nebius Group N.V. dated April 30, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours

__________________________

/s/ Joint-Stock Company “Technologies of Trust – Audit”

Moscow, Russia

April 30, 2025